SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement               |_| Confidential,  for  Use of the
                                                  Commission Only (as  permitted
|X|  Definitive Proxy Statement                   by Rule 14a-6(e)(2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                            EMPLOYEE SOLUTIONS, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X|    $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),   14a-6(i)(1),   or
            14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

     |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
     (2)    Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
     (4)    Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
     (5)    Total fee paid:

    ----------------------------------------------------------------------------
     |X|    Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:

    ----------------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
     (3)    Filing Party:

    ----------------------------------------------------------------------------
     (4)    Date Filed:

    ----------------------------------------------------------------------------

                                     [LOGO]



                       2929 East Camelback Road, Suite 220
                             Phoenix, Arizona 85016

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 26, 1996

                      ------------------------------------

TO THE SHAREHOLDERS:

                  The Annual Meeting of Shareholders of Employee Solutions, Inc., an Arizona corporation (the "Company"), will be held on Wednesday, June 26, 1996 at 9:00 a.m. local time, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona for the following purposes:

                  (1) To elect five directors to serve until the 1997 Annual Meeting of Shareholders (unless Proposal 6 is adopted and a classified board comes into effect prior to the 1997 meeting) or until their successors are elected;

                  (2) To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 750,000 shares;

                  (3) To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan to reduce the size and change the timing of automatic formula grants awarded to nonemployee directors;

                  (4) To consider and act upon a proposal to amend the Articles of Incorporation of the Company (the "Articles") to increase the authorized number of shares of Common Stock from 20,000,000 shares to 75,000,000 shares, which amendment is set forth in Article 4 of the proposed Amended and Restated Articles of Incorporation of the Company, as set forth in Exhibit A to this Proxy Statement (the "Amended and Restated Articles");

                  (5) To consider and act upon a proposal to amend the Articles to increase the maximum number of members of the Board of Directors from seven to nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors, which amendment is set forth in Article 5 of the Amended and Restated Articles;

                  (6) To consider and act upon a proposal to amend the Articles to provide for the division of the Board of Directors into classes of directors with staggered terms, which amendment is set forth in Article 5.1 of the Amended and Restated Articles;

                  (7) To consider and act upon a proposal to amend the Articles to provide for removal of directors only for cause, which amendment is set forth in Article 6 of the Amended and Restated Articles;

                  (8) To consider and act upon a proposal to amend the Articles to provide that special meetings of shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or shareholders owning 50% or more of the Company's issued and outstanding capital stock, which amendment is set forth in Article 7 of the Amended and Restated Articles.

                  (9) To consider and act upon a proposal to amend the Articles in certain other respects described herein, primarily to conform the Articles to current Arizona law and to delete obsolete or superfluous provisions; and

                  (10) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

                  Only shareholders of record at the close of business on May 10, 1996 are entitled to notice of and to vote at the Annual Meeting.

                  All shareholders are cordially invited to attend the Annual Meeting in person.

                                              By order of the Board of Directors



                                              [Signature]



                                              Roy A. Flegenheimer
                                              Secretary
Phoenix, Arizona
May 15, 1996


- --------------------------------------------------------------------------------
IMPORTANT: It is important that your shareholdings be represented at this meeting. Whether or not you expect to attend the Meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.
- --------------------------------------------------------------------------------

                                     [LOGO]





                       2929 East Camelback Road, Suite 220
                             Phoenix, Arizona 85016


                      ------------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                                  June 26, 1996

                      ------------------------------------


                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Employee Solutions, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 26, 1996 or any adjournment thereof (the "Annual Meeting"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.


         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's shareholders commencing on or about May 20, 1996.


         A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. It is not anticipated that any other persons will be engaged to solicit proxies. However, the Company may seek services of an outside proxy solicitor in the event such services become necessary. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 2929 East Camelback Road, Suite 220, Phoenix, Arizona 85016.

         All share and per-share information in this Proxy Statement has been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend effective January 16, 1996.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         Only shareholders of record at the close of business on May 10, 1996 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 15,212,211 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The affirmative vote of a majority of such quorum is required with respect to the approval of Proposals 2 and 3 set forth herein.


         The affirmative vote of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required with respect to the approval of Proposals 4 through 9 regarding the proposed Amendment and Restatement of the Company's Articles of Incorporation.

         Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to Proposal 1 - Election of Directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of shares of Common Stock of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees. The five nominees, or such fewer number of nominees as may stand for election, receiving the highest number of votes will be elected to the Board of Directors. There are no conditions precedent to the exercise of cumulative voting rights. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company's five nominees set forth in Proposal 1 - Election of Directors below. If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders. If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

                  The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all proxies and ballots.

                  Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes.
 Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal, except with respect to the election of directors, for which only affirmative votes are relevant. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal, except with respect to Proposals 4 through 9, for which a broker non-vote will have the same effect as a vote cast against the proposal.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at April 26, 1996 with respect to (i) each person who beneficially owns more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company and each person nominated to become a director at the Annual Meeting, (iii) each of the executive officers listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.


                                             Shares Beneficially Owned (1)
                                             -----------------------------

                                               Number            Percent
                                               ------            -------

Marvin D. Brody (2)                          1,254,544             8.2%
2929 East Camelback Road, Suite 220
Phoenix, Arizona 85016

Harvey A. Belfer (3)                         1,115,240             7.3%
2929 East Camelback Road, Suite 220
Phoenix, Arizona  85016

Robert L. Mueller                               40,000               *
121 Shadow Mountain Drive
Sedona, Arizona 86336

Roy A. Flegenheimer (4)                        127,332               *
2929 East Camelback Road, Suite 220
Phoenix, Arizona 85016

Edward L. Cain, Jr.                            334,465             2.2%
2929 East Camelback Road, Suite 220
Phoenix, Arizona 85016

Jeffery A. Colby                                    14               *
1023 North Hollywood Way, Suite 200
Burbank, California  91505

All executive officers and directors         2,899,928            19.2%
as a group (8 persons) (2)(3)(4)(5)


     * Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares held by a limited partnership, of which Mr. Brody and his spouse are the general partners and Mr. Brody, his spouse and adult children are the limited partners. Excludes 200,000 shares of Common Stock beneficially owned by Mr. Brody's spouse, for which Mr. Brody disclaims beneficial ownership.

(3)    Voting and investment power shared with spouse.

(4) Includes 123,332 shares Mr. Flegenheimer has the right to acquire upon the exercise of stock options.

(5) Includes 28,333 shares issuable upon the exercise of stock options held by Bertram Danzig, Chief Executive Officer of ESI America, Inc., a wholly-owned subsidiary of the Company ("ESI America").

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the Company's nominees, Marvin D. Brody, Harvey A. Belfer, Edward L. Cain, Jr., Robert L. Mueller and Jeffery A. Colby. Each director will hold office until the next annual meeting of shareholders (unless Proposal 6 is adopted and a classified board comes into effect prior to such meeting) or until his successor is elected and has qualified. Cumulative voting is permitted under Arizona law in the election of directors.

              If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

              The names of the nominees for director and certain information about them are set forth below.

                                                                        Director
                                                                        --------
Name                    Age          Position with Company                 Since
- ----                    ---          ---------------------                 -----

Marvin D. Brody         52     Chairman of the Board, Chief
                               Executive Officer and Director               1991

Harvey A. Belfer        58     President and Director                       1991

Edward L. Cain, Jr.     36     Vice President of Sales and
                               Director                                     1995

Robert L. Mueller       68     Director                                     1995

Jeffery A. Colby        42     Director                                     1995


         Marvin D. Brody co-founded the Company in 1991. He has been a Director of the Company since its inception and became the Company's Chief Executive
Officer in November 1994. Prior to becoming the Company's Chief Executive Officer, Mr. Brody was engaged in the private practice of law since 1973. He graduated from John Marshall Law School with a Juris Doctorate degree in 1969. Mr. Brody served as an outside director of Prime Financial Partners M.L.P. since 1987 and has resigned effective April 23, 1996. Mr. Brody will assume the position of President of the Company upon the retirement of Harvey A. Belfer on June 26, 1996.

         Harvey A. Belfer co-founded the Company in 1991 and has been a Director and President since the Company's inception. He was also the Company's Chief Executive Officer from its founding until November 1994. From 1984 until 1991, Mr. Belfer was an executive officer of Contract Personnel Systems, Inc. and Corporate Personnel Services, Inc., firms engaged in the employee leasing business. Mr. Belfer has announced his intention to retire as President effective June 26, 1996.

         Edward L. Cain, Jr. has been a Director of the Company since July 1995 and has been the Company's Vice President of Sales since April 1995. Mr. Cain has been President of Employee Solutions-East, Inc. ("ESEI") since June 1994. From 1990 until June 1994 he was the Director of Sales and Marketing for Personal Benefits Group, an Atlanta-based company that brokered employee leasing services. From 1987 to 1990, he was a sales agent in CIGNA's individual financial service division in Springfield, Massachusetts and later in Grand Rapids, Michigan.

         Robert L. Mueller has been a Director of the Company since February 1995. Mr. Mueller has been an independent consultant since 1993. From 1987 to 1993, he was the President, Chief Operating Officer and a Director of Proler International Corp., a steel recycler in Houston, Texas.

         Jeffery A. Colby has been a Director of the Company since November 1995. Mr. Colby founded TEAM Services, L.P., an employee leasing services company in the music and advertising industries, in 1992 and has been its Chief Executive Officer since 1994 and President since January 1996. Since December 1986, Mr. Colby has served as President of Consolidated Traffic, Inc., a Chicago-based company which provides consulting, audit and freight bill payment services for the transportation industry. From 1975 to 1986, Mr. Colby was a principal at the Chicago-based law firm of Fox & Grove.

Compliance with Section 16(a) Reporting Requirements

         Under the securities laws of the United States, the Company's directors, its executive officers, and persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1995, except Paul Janssens and Harvey A. Belfer each failed to file on a timely basis one report with respect to one transaction, and Marvin D. Brody failed to file on a timely basis three reports with respect to three transactions. All of these reports have since been filed with the Commission. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

Board Meetings and Committees

         The Board held a total of three meetings during the fiscal year ended December 31, 1995. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service. In addition, the Board acted by unanimous written consent on numerous occasions.

         The Board presently has an Audit Committee. The Audit Committee was appointed in November 1995 and consists of Jeffery A. Colby and Robert L. Mueller. The Audit Committee had its first meeting in March 1996. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

         The Company currently does not have a Compensation Committee or a committee performing similar functions. Functions of such committee are performed by the full Board of Directors. A Compensation Committee was appointed by the Board on April 30, 1996 and consists of Jeffery A. Colby and Robert L. Mueller, both of whom are outside directors. The Compensation Committee will commence functioning on June 26, 1996. The Compensation Committee will review and approve salary and other benefits to be paid or awarded to key executives, review and approve new compensation and stock plans and changes to existing plans, and administer the incentive compensation plans, stock option and other stock-based plans and other employee benefit plans.

         The Board appointed a Stock Option Committee on April 6, 1995. The Stock Option Committee will be replaced by the Compensation Committee on June 26, 1996. The Stock Option Committee met three times during the fiscal year ended December 31, 1995 and consists of Harvey A. Belfer and Marvin D. Brody. The Stock Option Committee administers the Company's stock option plans with a view to insure that the Company attracts and maintains highly qualified employees and directors and encourages extraordinary effort through grants under option plans.

         The Company does not have a nominating committee or a committee performing similar functions. Nominations of persons to be directors are considered by the full Board of Directors.

                          SHAREHOLDER RETURN COMPARISON

         Set forth below is a graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a Peer Group (as defined below) for the period commencing August 12, 1993 (the date on which trading in the Company's Common Stock commenced) and ending December 31, 1995. Shareholder returns are calculated based on the closing price of the Company's Common Stock on the relevant dates for each measurement period. The graph assumes that $100 was invested on August 12, 1993 in Company Common Stock, in the Standard & Poor's 500 Stock Index and the Peer Group and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on the Common Stock.

         The peer group used for this chart consists of AccuStaff Inc., Automatic Data Processing, Inc., Barrett Business Services, Inc., Career Horizons, Inc., Digital Solutions, Inc. and Paychex Inc. (the "Peer Group"). Although the Company does not consider the companies in the Peer Group to be direct competitors operating in exactly the same line of business as the Company, many analysts of the Company view the temporary services and payroll processing businesses to be most comparable to the employee leasing business. Accordingly, the Company has selected a Peer Group composed of companies engaged in such businesses.

         Historical  stock  price   performance   shown  on  the  graph  is  not
necessarily indicative of future price performance.



 Measurement Period          Employee           Standard +         Peer Group
(Fiscal Year Covered)     Solutions, Inc.       Poor's 500         ----------
- ---------------------     ---------------       ----------

     Commencing
   August 12, 1993            $100.00           $100.00              $100.00

        1993                  $150.00           $105.39              $113.14

        1994                  $145.00           $106.78              $146.90

        1995                  $680.00           $146.90              $171.12

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors performed the functions of a compensation committee during 1995. The members of the Board of Directors include Harvey A. Belfer, Marvin D. Brody, Robert L. Mueller, Edward L. Cain, Jr. and Jeffery A. Colby. In addition to being directors of the Company, Marvin D. Brody is the Company's Chief Executive Officer, Harvey A. Belfer is the President of the Company and Edward L. Cain, Jr. is the Company's Vice President of Sales and the President of ESEI. During portions of the Company's fiscal year ended December 31, 1995, Todd P. Belfer (son of Harvey A. Belfer) and Arnold J. Diamond were also members of the Board of Directors. In addition to being Directors of the Company, Todd P. Belfer was Vice President, Investor Relations and Secretary of the Company, and Arnold J. Diamond was Vice President Sales - Western Region of the Company. Todd Belfer resigned from his positions as Director and officer in December 1995. Arnold J. Diamond's service as Director ended at the July 12, 1995 Annual Meeting. On April 30, 1996, the Board appointed a Compensation Committee which is comprised of Robert L. Mueller and Jeffery A. Colby, both of whom are outside directors. The Compensation Committee will commence functioning on June 26, 1996.

         Certain of the members of the Board of Directors have engaged in certain relationships and related transactions with the Company, which are described below.

         The Company has incurred legal fees and consulting fees to Marvin D. Brody, now the Company's Chief Executive Officer and a Director, aggregating $245,584 and $15,000, respectively, for the year ended December 31, 1993 and $154,200 and $0, respectively, for the year ended December 31, 1994. The legal services consisted of preparation of corporate documents, corporate minutes and contracts, together with all required documentation of the Company's acquisition of The Prescott Group, Inc. ("TPG") and Pro Pay. The consulting services related to analyzing prospects for expanding the Company's business into Utah, Nevada, New Mexico, California and New York; liaison work with insurance agents, attorneys and accountants; and general business advice. The fees paid for the consulting services were pursuant to a three-year consulting agreement setting an annual consulting fee of $100,000 plus health insurance and automobile expenses. Mr. Brody waived $85,000 and $100,000, respectively, of the consulting fees for the years ended December 31, 1993 and December 31, 1994. He also waived reimbursement of automobile expenses until the second half of 1994. The consulting agreement was terminated on January 1, 1995, at which time Mr. Brody commenced receiving compensation as the Company's Chief Executive Officer. No such legal or consulting fees were outstanding during fiscal 1995. See "Executive Compensation."

         Effective January 1, 1996, the Company, which has held a 1% equity interest in ESEI since its formation in June 1994, acquired the remaining 99% equity interest in ESEI from Mr. Edward L. Cain, Jr. ESEI is a joint venture based in Atlanta, Georgia through which the Company conducts substantially all of its sales and marketing activities in relation to its employee leasing business. The base purchase price consisted of 324,000 unregistered shares of the Company's Common Stock. Mr. Cain received piggyback registration rights as to these shares during the period July 1 through December 31, 1996 and one demand registration right exercisable during 1997. Mr. Cain serves as ESEI's president pursuant to an employment agreement which, as amended, provides for the payment of commissions based on employee-leasing business placed through or managed by ESEI after the effective date of the acquisition. In connection with the employment agreement, Mr. Cain had previously received options to acquire 200,000 shares of the Company's Common Stock at an exercise price of $4.25 per share (the fair market value of the Company's Common Stock on the date of grant) which expire through November 10, 2004 and which, among other terms and conditions, become exercisable in November 1999 subject to continued employment. Mr. Cain was elected to the Company's Board of Directors in 1995 and has served as its Vice President of Sales since April 1995. Mr. Cain continues to serve the Company in these capacities following completion of the acquisition. Mr. Cain is required to sign a promissory note in connection with the acquisition in the principal amount of $385,624 together with interest at 8% per annum payable on December 31, 1996 to reimburse the Company for certain expenses incurred by ESEI.


         In January 1995, the Company filed a Registration Statement on Form S-3 pursuant to the Securities Act of 1933 which registered the shares of several shareholders, including Marvin D. Brody (800,000 shares), Harvey A. Belfer (466,666 shares), Todd P. Belfer (66,668 shares) and Arnold Diamond (30,000 shares).

         Marvin D. Brody, Harvey A. Belfer and Todd P. Belfer were indebted to the Company during 1995. Mr. Brody made payments on his indebtedness of $12,149 in cash and $194,896 in the Company's Common Stock. Mr. Harvey Belfer made payments on his indebtedness of $52,904 in cash and $11,629 in the Company's Common Stock. Mr. Todd Belfer made payments on his indebtedness of $89,447 in the Company's Common Stock. At December 31, 1995, Mr. Brody was indebted to the Company in the amount of $3,764, which indebtedness has subsequently been paid. Mr. Harvey Belfer and Mr. Todd Belfer were no longer indebted to the Company at December 31, 1995. Mr. Brody's indebtedness was pursuant to a $200,000 revolving line of credit promissory note bearing interest at 7% per year and due on demand. Harvey Belfer's indebtedness was pursuant to a $75,000 revolving line of credit promissory note bearing interest at 7% per year with principal due 30 days after written demand by the Company, interest payable each June 30 and December 31, and secured by shares of the Company's Common Stock. Todd Belfer's indebtedness was pursuant to an open receivable. All of the borrowing arrangements with Mr. Brody, Mr. Harvey Belfer and Mr. Todd Belfer described above have been terminated.

         During 1995, Harvey A. Belfer and Marvin D. Brody were part owners of Houston Enterprises, L.L.C. ("Houston"), a company which utilizes the Company's employee leasing services. Houston made payments of $746,951.39 to the Company during 1995. Mr. Brody sold his interest in Houston during 1995.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION


         For the fiscal year ended December 31, 1995, the Board of Directors performed the functions of a compensation committee and was responsible for:

         (1)    reviewing  and  approving  the  annual  salary,  bonus and other
                benefits,   direct  and  indirect,   including  perquisites  and
                personal benefits, to be paid or awarded to key executives;

         (2) reviewing and approving new compensation and stock plans and changes to existing plans; and

         (3) administering the incentive compensation plans, stock option and other stock-based plans and other employee benefit plans of the Company and its subsidiaries or establishing committees to perform such functions.

         The Board appointed a Stock Option Committee on April 6, 1995 which was comprised of Harvey A. Belfer, President of the Company, and Marvin D. Brody, Chief Executive Officer of the Company. The Board delegated its responsibility for administering the incentive compensation plans, stock option and other stock-based plans to the Stock Option Committee. The Board of Directors appointed a Compensation Committee on April 30, 1996 which is comprised of Jeffery A. Colby and Robert L. Mueller, both of whom are outside directors. The Compensation Committee will begin functioning on June 26, 1996, at which time it will replace the Stock Option Committee and assume the compensation functions of the Board of Directors.

         The Board of Directors, with Mr. Brody abstaining, decides on all aspects of the compensation for the Chief Executive Officer.

         In light of the foregoing, this Report has been prepared by the entire Board of Directors.

Compensation Philosophy

         The general philosophy of the Company's executive compensation program is to offer key executives compensation that is competitive in the marketplace yet also based on the Company's performance and the employee's individual contribution and performance. The Company's executive compensation policies are intended to motivate and reward executives for long-term strategic management and the enhancement of shareholder value through cash payments (salary) and equity incentives (in the form of stock options). The executive compensation objectives of the Company are to attract and retain highly qualified managers through competitive salary and benefit programs, encourage extraordinary effort on the part of management through well-designed incentive opportunities and contribute to the short- and long-term interests of the Company's shareholders.

         The Company's executive compensation program consists of two key elements, an annual component (salary) and a long-term component (stock options). The Company's policies with respect to each of these elements, as well as the basis for determining the compensation of Mr. Brody, are described below.

Salary

         Salaries for executive officers are determined by evaluating several factors, including the executive's individual performance, experience and level of responsibility, as well as compensation data for executives with comparable responsibilities in the Company. The Company did not utilize an independent consulting firm in formulating compensation decisions. Executive officer salaries for fiscal 1995 were set by the Board of Directors on a case by case basis, generally through the use of employment agreements. The Company's Vice President of Sales is compensated by commissions and does not receive a salary. The Company believes this arrangement provides incentives appropriate for such position.

         The Chief Executive Officer's salary for fiscal 1995 was set by the Board of Directors, with Mr. Brody abstaining. Several factors were considered in determining the Chief Executive Officer's salary, primarily including Mr. Brody's equity ownership position in the Company, his individual performance, experience and level of responsibility, and the Company's financial situation. The Board of Directors did not utilize any particular mathematical formula or other objective standards in determining Mr. Brody's current salary.

         The Company did not award cash bonuses to its executive officers in 1995. However, in 1996 the Company intends to consider the use of cash bonuses as an additional method of linking an executive officer's compensation to individual and/or Company performance.

Stock Options

         Stock-based compensation is viewed as a critical incentive component of the Company's overall executive compensation program because it directly ties an executive's compensation to the value realized by the Company's shareholders and because it permits the Company to recruit and retain top talent. Grants of stock options are made under two plans, each of which has been approved by the Company's shareholders. With respect to the option grants made to employees and executive officers of the Company, the existing number of options held by each proposed optionee is considered, with a goal of increasing the equity incentive of the optionees.

         In April 1993, the Company's Board of Directors adopted and the Company's shareholders approved the 1993 Employee Incentive Stock Option Plan (the "1993 Option Plan") under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, nonemployee directors and others whose participation is deemed to be in the Company's best interest. During fiscal 1995, options to purchase a total of 126,000 shares of the Company's Common Stock were granted under the 1993 Option Plan to the Company's employees. No such stock options were granted to the Company's executive officers named in the Summary Compensation Table herein.

         In April 1995, the Company's Board of Directors adopted the 1995 Stock Option Plan (the "1995 Option Plan"), which was approved by the Company's shareholders in July 1995. Under the 1995 Option Plan, incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, nonemployee directors and others whose participation is deemed to be in the Company's best interest. In light of the 1995 Option Plan's significance to the Company's overall compensation strategy and the fact that its continued operation will require additional shares to be available for the issuance upon exercise of options granted thereunder in light of the Company's recent growth, the Board approved, on April 30, 1996, an increase by 750,000 of the number of shares available pursuant to the 1995 Option Plan, subject to approval by the Company's shareholders at the 1996 Annual Meeting. During fiscal 1995, options to purchase a total of 906,500 shares of the Company's Common Stock were granted under the 1995 Option Plan to the Company's employees, of which 380,000 were granted to the executive officers named in the Summary Compensation Table herein.

         Because of their significant ownership interests in the Company, no stock options have been granted to the Company's Chief Executive Officer, Marvin
D. Brody, or its President, Harvey A. Belfer. The Compensation Committee may consider the award of options to Mr. Brody in the future depending on the nature of his overall compensation arrangements.

Other Compensation

         In addition to salaries and stock options, the Company provides compensation in the form of automobile, health club and telephone expenses and term life and health insurance premiums to its Chief Executive Officer, President and certain of its executive officers.

Section 162(m)

         Section 162(m) of the Internal Revenue Code limits, to one million dollars, the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met, including a condition that the performance goals under which the compensation is paid must be established by a committee comprised solely of two or more "outside directors". The Board of Directors and the Stock Option Committee as comprised during 1995 did not satisfy that requirement. Due to recent increases in the price of the Company's Common Stock as quoted on the NASDAQ National Market, it is possible that executive compensation could exceed the Section 162(m) deductibility limit in certain cases, subject to the timing of exercises of stock options and the market prices of the Company's Common Stock at the time of such exercises. The Board of Directors appointed a Compensation Committee on April 30, 1996 which is comprised of Jeffery A. Colby and Robert L. Mueller, both of whom are outside directors, and which will replace the Stock Option Committee. Effective June 26, 1996, the Compensation Committee will assume the functions of the current Stock Option Committee and the compensation functions of the Board of Directors. Another condition to qualified deductibility is shareholder approval of the Company's performance-based compensation plans, which is a reason that the shareholders are being asked to vote on the amendment to the 1995 Option Plan at the Annual Meeting.

                                                  Respectfully submitted,

                                                  Harvey A. Belfer
                                                  Marvin D. Brody
                                                  Robert L. Mueller
                                                  Edward L. Cain, Jr.
                                                  Jeffery A. Colby

Executive Compensation

                           SUMMARY COMPENSATION TABLE

         The following table sets forth, with respect to the years ended December 31, 1995, 1994 and 1993, compensation awarded to, earned by or paid to
(i) the Company's Chief Executive Officer and (ii) the three other executive officers who were serving as executive officers at December 31, 1995 and whose total salary and bonus exceeded $100,000.

                                                                        Long Term
                                         Annual Compensation          Compensation
                                     ---------------------------      ------------
                                                     Other Annual       Securities          All Other
Name and                                             Compensation       Underlying         Compensation
Principal Position     Year          Salary ($)          ($)           Options/SARs             ($)
- ------------------     ----          ----------          ---           ------------        -------------
                                                                          (#)(1)
                                                                          ------
Marvin D. Brody,       1995          165,992         20,493 (4)              -               5,244 (5)
Chief Executive        1994             -            10,394 (4)              -               4,366 (5)
Officer (2)(3)

Harvey A. Belfer       1995          109,646         18,398 (6)              -               5,438 (5)
President              1994          100,000         20,908 (6)              -               4,604 (5)
                       1993          100,000         23,475 (6)              -               4,360 (5)

Roy A.                 1995          151,699            (8)             180,000 (10)         5,508 (5)
Flegenheimer, Chief    1994          138,846            (8)              80,000              4,663 (5)
Operating Officer(7)   1993          106,451            (8)              90,000 (10)         3,364 (5)

Edward L. Cain, Jr.,   1995          184,555             -              200,000 (11)            -
Vice President of      1994           22,391             -              200,000 (11)            -
Sales (9)

(1) Consist entirely of stock options; no stock appreciation rights ("SARs") were granted or are outstanding.
(2) Commenced employment in November 1994; commenced receiving compensation as Chief Executive Officer in January 1995. For information regarding consulting and legal fees to Mr. Brody, see "Compensation Committee Interlocks and Insider Participation."
(3) Mr. Belfer has announced his intention to retire as President on June 26, 1996. At that time, Mr. Brody will assume the title and functions of President and Mr. Brody's 1996 annualized salary rate will be increased from $225,000 to $325,000.
(4)   Automobile lease.
(5)   Term life and health insurance premiums.
(6)   Automobile, health club and telephone expenses.
(7)   Commenced employment in February 1993.
(8)   Auto allowance in an amount less than 10% of the total of annual salary.
(9)   Commenced employment in June 1994.
(10) Includes options to purchase 80,000 shares of Common Stock issued in April 1993 which were canceled in April 1995 and simultaneously replaced by options to acquire the same number of shares.

(11) Includes warrants to purchase 200,000 shares of Common Stock issued in June 1994 which were canceled in April 1995 and simultaneously replaced by options to acquire the same number of shares.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

              The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table receiving grants during such period. Neither the Company's Chief Executive Officer, Marvin D. Brody, nor its President, Harvey A. Belfer, received stock option grants during fiscal 1995.

                                                                                             Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                            of Stock Price Appreciation
                                               Individual Grants                               for Option Term (2)
                           --------------------------------------------------------------   ----------------------------
                            Number of        % of Total
                            Securities       Option/SARs
                            Underlying       Granted to        Exercise or
                           Options/SARs      Employees in      Base Price     Expiration
      Name                 Granted (#)       Fiscal Year        ($/Sh)           Date            5%($)       10%($)
- -------------------        -----------       -----------       -----------    -----------      --------      ------
Roy A. Flegenheimer          30,000 (3)            3%             $3.75         01-16-00        $31,200      $68,682

Roy A. Flegenheimer          80,000 (4)            8%             4.25          04-05-00         55,647      159,258

Roy A. Flegenheimer          70,000 (5)            7%             6.563         10-10-00        126,927      280,474

Edward L. Cain, Jr.         200,000 (6)           20%             4.25          11-10-04        352,279      977,409

(1)   Consist entirely of stock options and do not include SARs.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3) Exercisable in equal annual increments over three years commencing January 17, 1995.
(4) Issued in April 1995 in replacement of options to acquire the same number of shares exercisable at $4.8437, which prior options were simultaneously canceled. These options were fully vested when granted.
(5) Exercisable in equal annual increments over three years commencing October 11, 1995.
(6) Issued in April 1995 in replacement of warrants to acquire the same number of shares exercisable at the same price which prior warrants were simultaneously canceled. These options become exercisable on November 11, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUE TABLE (1)

              The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year. The Company's Chief Executive Officer, Marvin D. Brody, and its President, Harvey A. Belfer, do not hold any stock options.

                                                                  Number of Securities              Value of Unexercised
                                                                 Underlying Unexercised             In-the-Money Options
                                                                  Options at FY-End (#)               at FY-End  ($)(2)
                                                              ----------------------------     ----------------------------
                         Shares Acquired    Value Realized
        Name             on Exercise (#)         ($)          Exercisable    Unexercisable     Exercisable    Unexercisable
- --------------------     ---------------    --------------    -----------    -------------     -----------    -------------


Roy A.                       40,000            $350,000         123,332           106,668      $1,636,814       $1,237,776
Flegenheimer

Edward L. Cain, Jr.               0                   0               0           200,000           0            2,550,000


(1)           No SARs are outstanding.
(2) Based on the last trade of the Company's Common Stock on the NASDAQ Small Cap Market on December 29, 1995. The Company's Common Stock commenced trading on the NASDAQ National Market in January 1996.

                       TEN-YEAR OPTION/SAR REPRICINGS (1)

                              Number of                      Exercise                   Length of
                              Securities      Market Price   Price at                   Original
                              Underlying      of Stock at    Time of                    Option Term
                              Options/        Time of        Repricing                  Remaining at
                              SARs            Repricing or   or            New          Date of
                              Repriced or     Amendment      Amendment     Exercise     Repricing or
Name              Date        Amended (#)        ($)            ($)        Price ($)    Amendment
- ----              ----        -----------     ------------   ---------     ---------    ---------

Roy A.            April 6,     80,000         $3.875          $4.8437        $4.25       3 years
Flegenheimer,     1995
Chief
Operating
Officer


(1) Consist entirely of stock options; no SARs were repriced or are outstanding.

                STOCK OPTION COMMITTEE REPORT ON OPTION REPRICING

         From April 6, 1995 to April 30, 1996, the Stock Option Committee of the Company's Board of Directors was responsible for administering the incentive compensation plans, stock option and other stock-based plans of the Company. On April 6, 1995, the Stock Option Committee effected a repricing of Roy Flegenheimer's outstanding options to purchase 80,000 shares of Common Stock exercisable at $4.8437 issued in 1993 by canceling such options and simultaneously replacing such options with options to acquire the same number of shares exercisable at $4.25 issued under the 1995 Option Plan. This was a one-time adjustment to bring the exercise price of these options into conformity with the exercise price range of other options granted during the same general time period.

                                       Respectfully submitted,

                                       Harvey A. Belfer
                                       Marvin D. Brody



Employment Contracts, Termination of Employment, and
Change-in-Control Arrangements

         Harvey A. Belfer entered into a five-year employment agreement with the Company effective January 1, 1993 and currently receives an annual salary of $135,000. Mr. Belfer's employment agreement allows the Company's Board of Directors to increase his salary based upon performance, in the sole discretion of the Board of Directors. Mr. Belfer also agreed not to engage in certain activities that compete with the Company until two years after the termination of the employment agreement. Mr. Belfer has announced his intention to retire as President effective June 26, 1996, at which time his employment agreement will be terminated. The Board of Directors will replace Mr. Belfer's employment agreement with a five-year consulting agreement which will provide for compensation of $35,000 per year and will contain non-competition provisions.

         Roy A. Flegenheimer and the Company entered into an employment agreement on April 21, 1993, which employment agreement has subsequently been amended to revise Mr. Flegenheimer's compensation. The third amendment to Mr. Flegenheimer's employment agreement became effective on October 1, 1995. The third amendment set Mr. Flegenheimer's salary for the period from February 8, 1995 to September 30, 1995 at $98,807.64, from October 1, 1995 to February 7, 1996 at $60,576.93, from February 8, 1996 to February 7, 1997 at $175,000.00, and from February 8, 1997 to February 7, 1998 at $185,000. The term of Mr. Flegenheimer's employment agreement ends February 7, 1998, unless earlier terminated.

         Edward L. Cain, Jr., the Company and ESEI entered into an Amended and Restated Employment Agreement effective January 1, 1996. The agreement provides for compensation in the form of commissions based upon administrative fees collected from the Company's employee leasing business and contains non-competition provisions which include certain exceptions during the term of the employment agreement and thereafter. The term of Mr. Cain's employment agreement ends June 23, 1999, unless earlier terminated.

         The Company's 1995 Option Plan provides that in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, appropriate provision shall be made with respect to outstanding and unexercised options to either (a) substitute on an equitable basis appropriate shares of the surviving corporation for such options or (b) cancel such options upon payment of the fair market value of such options to the respective holders.

         The Company's 1993 Option Plan provides that in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, appropriate provision shall be made with respect to outstanding and unexercised options to either (a) substitute on an equitable basis appropriate shares of the surviving corporation for such options or (b) accelerate the vesting and permit the exercise of all such options prior to such event.

Compensation of Directors

         The Company's directors who do not receive a salary or commissions from the Company receive $500 per each quarterly meeting attended, plus reimbursement for reasonable out-of-pocket expenses incurred in attending Board of Directors' meetings. Nonemployee directors of the Company are eligible for the grant of stock options pursuant to the 1993 Option Plan, and are eligible under certain circumstances for option grants under a formula grant provision of the 1995
Option Plan. Under the current provisions of the 1995 Option Plan, every nonemployee director of the Company is automatically granted options to acquire 40,000 shares of the Company's Common Stock upon becoming a director, and subsequently is automatically granted an additional 40,000 options at the fifth annual meeting of shareholders following the initial grant if such director is still a nonemployee director of the Company at that time. If adopted, Proposal 3 of this Proxy Statement will alter the five-year formula grant provision for nonemployee directors.

         In 1995, Robert L. Mueller and Jeffery A. Colby, both nonemployee directors, were each granted 40,000 stock options, with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Mueller's options were immediately exercisable, and Mr. Colby's options vest in equal installments on the first three anniversaries of the date of grant.

Certain Relationships and Related Transactions

         For disclosure concerning certain relationships and related transactions with the Company by members of the Board of Directors of Company during fiscal 1995, see "Compensation Committee Interlocks and Insider Participation."

         On October 2, 1995, the Company completed the acquisition of the principal assets of Hazar, Inc. and certain of its subsidiaries (collectively, "Hazar"). The Company acquired Hazar through a wholly-owned subsidiary, ESI America, Inc. ("ESI America"). ESI America has entered into a three-year employment agreement with Bertram Danzig, Hazar's former President and Chief Executive Officer, which provides for base compensation of $135,000 per year and an initial grant of options to acquire 120,000 shares of the Company's Common Stock at $6.625 per share. One-third of the options vested upon grant, with the balance vesting over three years in six month increments subject to continued employment. Mr. Danzig is entitled to receive additional options at the end of each of the three years of his employment agreements subject to achievement of profitability targets. Such additional options will be granted upon being earned and will be exercisable at the fair market value of the Company's Common Stock at the date of grant.

         Mr. Danzig executed a personal promissory note dated December 21, 1995 payable to the Company in the principal amount of $30,000 together with interest at 6.0% per annum payable on December 21, 1996. Mr. Danzig repaid the note in April 1996.

         In January 1995, the Company filed a Registration Statement on Form S-3 pursuant to the Securities Act of 1933 which registered the shares of several shareholders, including 623,334 shares beneficially owned by Paul Janssens, who formerly held in excess of 5% of the Company's outstanding Common Stock.

         In August 1995 the Company filed a Registration Statement on Form S-3 pursuant to the Securities Act of 1933 which registered an additional 556,666 shares beneficially owned by Mr. Janssens.

                                   PROPOSAL 2

          APPROVAL OF AN AMENDMENT OF THE EMPLOYEE SOLUTIONS, INC. 1995
       STOCK OPTION PLAN INCREASING SHARES AVAILABLE FOR GRANT BY 750,000
                                     SHARES

         The Employee Solutions, Inc. 1995 Option Plan was adopted by the Board of Directors on April 6, 1995 and was approved by the Company's shareholders on July 12, 1995.

         Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. The Company believes that equity based incentive programs help insure a tight link between the interests of its shareholders and employees and enhance the Company's ability to continue recruiting and retaining top talent. The

Company believes that the continued operation of the 1995 Option Plan in light of the Company's recent growth necessitates an increase in the shares available for grant under the 1995 Option Plan.

         All share and per-share information with respect to the 1995 Option Plan have been adjusted to reflect the two-for-one stock split effected by the Company in the form of a 100% stock dividend effective January 16, 1996. As a result of such stock split, the number of shares reserved for issuance under the 1995 Option Plan was increased automatically from 500,000 to 1,000,000. On April 30, 1996, the Board of Directors amended the 1995 Option Plan subject to shareholder approval to increase the shares reserved for issuance from 1,000,000 to 1,750,000. Accordingly, if this Proposal 2 is approved by the Company's shareholders, the total number of shares reserved for issuance under the 1995 Option Plan will be 1,750,000 shares, and the total number of shares available for issuance will be 1,685,000 (reflecting the previous issuance of 65,000 shares of Common Stock upon exercise of options granted under the 1995 Option
Plan).


         As discussed under Proposal 4, the Company recently announced plans to implement a two-for-one stock split to be effected in the form of a 100% stock dividend as soon as practicable following the Annual Meeting, contingent upon approval of Proposal 4. The number of shares available for issuance upon exercise of stock options under the 1995 Option Plan is automatically adjusted for stock splits, as is the exercise price and number of shares issuable upon exercise of outstanding options. Accordingly, if the split is implemented, the number of shares available for issuance under the 1995 Option Plan will be 3,370,000 if this Proposal 2 is approved at the Annual Meeting, and 1,870,000 if this Proposal 2 is not approved. Implementation of the split will similarly affect the 1993 Option Plan.


Summary of 1995 Option Plan

         The summary of the 1995 Option Plan included in this Proxy Statement is qualified in its entirety by the specific language of the 1995 Option Plan. Copies of the 1995 Option Plan are available to any shareholder upon request addressed to Investor Relations Department, Employee Solutions, Inc., 2929 East Camelback Road, Suite 220, Phoenix, Arizona 85016.

         Purposes. The purposes of the 1995 Option Plan are to attract and retain the best available employees, directors and third parties who can provide valuable services to the Company or any parent, subsidiary or affiliate, to provide additional incentive to such persons, and to promote the success of the Company's business.


         Administration and Share Reserve. A total of 1,000,000 shares of the Company's Common Stock currently are reserved for issuance under the 1995 Option Plan, and, as of April 26, 1996, 65,000 shares have been issued upon exercise of stock options. As of April 26, 1996, a total of 879,000 shares were subject to outstanding options granted under the 1995 Option Plan. This proposal seeks shareholder approval to increase the number of shares that may be issued under the 1995 Option Plan by 750,000. The 1995 Option Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the 1995 Option Plan to comply with the "disinterested administration" provisions under Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934. The administering body is referred to herein as the "Committee". The Committee determines those persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1995 Option Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").


         Eligibility. Any employee of the Company or any parent, subsidiary or affiliate is eligible to receive options under the 1995 Option Plan, provided that incentive stock options may only be granted to employees of the Company or any parent or subsidiary of the Company. Nonstatutory options may also be granted to other persons who are not officers, directors or employees, but whose participation is deemed to be in the Company's best interests. As of April 26, 1996, approximately 129 employees (including six executive officers) and two nonemployee directors were eligible to participate in the 1995 Option Plan.

         Nonemployee directors automatically receive nonqualified options to acquire 40,000 shares of the Company's Common Stock upon their initial election and, at the fifth annual meeting of shareholders following a previous automatic grant, a subsequent grant to acquire 40,000 shares. Options granted pursuant to the automatic grant provision have a 10-
year term and vest in equal installments on each of the first three anniversaries of the date of grant subject to continued board service. This formula grant provision is proposed to be amended by Proposal 3.


         Stock Option Programs. Certain employees of ESEI, ESI Risk Management Agency ("RMA") and ESI America, wholly-owned subsidiaries of the Company, are eligible to receive grants of stock options under the 1995 Stock Option Plan pursuant to stock option programs. Pursuant to the ESEI stock option program, regional vice presidents of ESEI are eligible to receive stock options based on their production, subject to conditions with respect to the level of ESEI's ongoing employee leasing client business. Stock options granted to the regional vice presidents under the ESEI stock option program vest based on years of continuous service as a regional vice president. Pursuant to the RMA stock option program, the National Marketing Director of RMA is eligible to receive stock options based on volume of workers' compensation premium. Stock options granted to the National Marketing Director under the RMA stock option program are exercisable for five years after the date of issue. Two officers of ESI America (one of whom is Bertram Danzig, ESI America's Chief Executive Officer) are entitled to receive options at the end of each of the three years of their employment agreements (which commenced effective October 2, 1995), subject to achievement of profitability targets. All options granted under these programs will have an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. If earned, initial grants under these programs will be awarded in early 1997 based on 1996 performance.


         Stock Subject to the 1995 Option Plan. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1995 Option Plan currently is 1,000,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, stock splits, reverse stock splits, stock dividends, spin-offs and other distributions of assets to shareholders. If any outstanding option grant under the 1995 Option Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1995 Option Plan as if no options had been granted with respect to such shares.

         Terms and Conditions of Options. Stock options granted under the 1995 Option Plan may have a maximum term of 10 years (five years in the case of incentive stock options granted to a holder of more than 10% of the Company's stock). The per-share exercise price of incentive stock options may not be less than the fair market value of the Common Stock (110% of the fair market value in the case of a holder of more than 10% of the Company's stock) on the date of grant. The exercise price of nonstatutory stock options may be any amount as determined by the Committee in its discretion. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time, during any calendar year by any holder of incentive stock options, cannot exceed $100,000, with the fair market value of such shares determined as of the time the incentive stock options for such shares were granted. Options are not transferable except that the Committee in its discretion may grant options that are transferable to immediate family members of the optionee or to trusts or partnerships for such family members. Options can be exercised only while an optionee is providing services for the Company or any parent, subsidiary or affiliate, except that an option may be exercised within certain periods of time after termination of employment other than for cause and in the event of retirement, death or permanent disability.

         Payment of the exercise price may be made in cash, or, if permitted by the grant, by transferring to the Company shares of the Company's Common Stock at fair market value on the date of exercise, provided that the optionee held the shares for at least six months. At the discretion of the Committee, the Company may extend credit to finance option exercises. Subject to certain limitations, the Committee may modify, extend or renew outstanding options, reduce the exercise price of options, accept the surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the 1995 Option Plan as determined by the Committee.

         Accelerating Events. Unless otherwise provided in the grant letter, in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving organization, shares subject to outstanding options may be substituted with shares from the surviving corporation, or options may be canceled and the optionee paid the excess of fair market value over the exercise price multiplied by the number of shares subject to options. Upon dissolution or liquidation of the Company, the optionee shall receive a cash payment computed in the manner described in the preceding sentence.

         Termination or Amendment of the 1995 Option Plan. The 1995 Option Plan provides that the Board may at any time terminate or amend the 1995 Option Plan without shareholder approval except where doing so would result in non-compliance with Rule 16b-3, the Code, or other applicable laws or regulations. The provisions for automatic grants to nonemployee directors can not be amended more than once every six months other than to comport with changes in applicable law or regulations. Unless sooner terminated by the Board or by the purchase of all stock subject to the 1995 Option Plan, the 1995 Option Plan will expire in April 2005.

Certain Federal Income Tax Consequences

         The following is a brief summary of the Company's understanding of the principal Federal income tax consequences of grants or awards made under the 1995 Option Plan based upon the applicable provisions of the Code in effect on the date hereof.

         Nonqualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

         When the NSO exercise price is paid in stock, the exercise is treated as: (a) a tax-free exchange of the shares of stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the "spread" between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee's basis in the additional shares will equal the fair market value of the shares on the date of exercise and the holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

         Incentive Stock Options. An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, an alternative minimum tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction and the optionee has complied with the appropriate holding periods, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

         Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

Valuation


         As of May 9, 1996, the last trade price for the Company's Common Stock, as reported by the NASDAQ National Market, was $40.625 per share.


Option Grants

         As of April 26, 1996,  Robert L. Mueller,  Edward L. Cain, Jr., Jeffery
A. Colby, Roy A. Flegenheimer, Morris Aaron and Bertram Danzig have been granted options for an aggregate of 40,000 shares, 200,000 shares, 40,000 shares,

150,000 shares, 40,000 shares and 120,000 shares under the 1995 Option Plan, respectively; all current executive officers as a group (six persons) have been granted options for 510,000 shares under the 1995 Option Plan; all current directors (who are not executive officers) as a group (two persons) have been issued options for 80,000 shares under the 1995 Option Plan; and all employees as a group (not including executive officers or nonemployee directors) have been issued options for 354,000 shares under the 1995 Option Plan. Marvin D. Brody and Harvey A. Belfer have not been granted options under the 1995 Option Plan.

         As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1995 Option Plan. The table of option grants under "Executive Compensation -- Option/SAR Grants in the Last Fiscal Year" provides information with respect to the grant of options under the 1995 Option Plan during the last fiscal year to the executive officers named in the Summary Compensation Table. For information regarding the options granted to the non-executive officer directors during the past fiscal year, see "Executive Compensation -- Compensation of Directors."

Recommendation

              The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Employee Solutions, Inc. 1995 Stock Option Plan to increase the number of shares of Common Stock available for grant under the 1995 Option Plan by 750,000 shares.

                                   PROPOSAL 3

                  APPROVAL OF AN AMENDMENT OF THE FORMULA GRANT
        PROVISION OF THE EMPLOYEE SOLUTIONS, INC. 1995 STOCK OPTION PLAN

         The Employee Solutions, Inc. 1995 Option Plan is summarized in Proposal 2 above. The summary of the 1995 Option Plan included in Proposal 2 of this Proxy Statement is qualified in its entirety by the specific language of the 1995 Option Plan. Copies of the 1995 Option Plan are available to any shareholder upon request addressed to Investor Relations Department, Employee Solutions, Inc., 2929 East Camelback Road, Suite 220, Phoenix, Arizona 85016.

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting an amendment to the 1995 Option Plan which modifies the formula grant provision applicable to outside directors as set forth in paragraph 12 therein. Under the current version of paragraph 12, each person who becomes an outside (or "nonemployee") director automatically receives options to acquire 40,000 shares of the Company's Common Stock which have an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest in equal parts on the first three anniversaries of the date of grant, and the nonemployee director is entitled to receive options exercisable for an additional 40,000 shares of the Company's Common Stock every five years thereafter (subject to continued board service).

         The Board of Directors believes that the current provision potentially provides a greater number of options than is desirable in light of splits affecting or potentially affecting the Company's Common Stock, and that such provision would be improved by linking the grants more directly to the director election cycle.

         Under the proposed amendment, options would be granted to each nonemployee director at each Annual Meeting at which such director is elected. The number of options would equal 2,500 multiplied by the number of years of the term to which the director is elected, and the options would vest at the rate of 2,500 on the date of each Annual Meeting following the date of grant, subject to continued board service. As provided in the current version of paragraph 12, the options would have a 10-year term (subject to immediate termination in the event a director is removed from the board for cause) and an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Under the proposed amendment to paragraph 12, the number of options to be granted would not be adjusted for forward stock splits or similar occurrences effected during the year ending December 31, 1996, though options granted prior to such an event would be adjusted therefor. Provisions similar to those described above govern grants of options to nonemployee directors initially elected between Annual Meetings.

         The 1995 Option Plan defines "Nonemployee Director" to mean any director who is not an employee of the Company or the member of any group consisting of the Company and any entity that is an "affiliate," a "parent" or a "subsidiary" of the Company.

         Current nonemployee directors (Messrs. Colby and Mueller) are not eligible for grants under amended paragraph 12 until the 2000 Annual Meeting of Shareholders.

         The text of the proposed amendment to paragraph 12 is as follows:

                  12. Automatic Grants to Certain Directors

                       a. Grant. Each person who is elected as a Nonemployee Director at any Annual Meeting of Shareholders automatically shall be granted, effective as of the date of such Annual Meeting, options to acquire 2,500 shares of the Company's Common Stock for each year of the term to which such Nonemployee Director is elected. Options granted pursuant to this paragraph 12 shall become exercisable at the rate of 2,500 shares of the Company's Common Stock upon the date of each Annual Meeting following the date of grant, provided that the Nonemployee Director has served as such throughout the preceding year. Notwithstanding anything herein to the contrary, any person who is a Nonemployee Director as of April 30, 1996 shall not be entitled to receive any grant under this paragraph 12 until the 2000 Annual Meeting of Shareholders.

                       b. Certain Option Terms. Options granted pursuant to
                  this paragraph 12 shall have a 10-year term from the date of grant, provided that any option held by a Nonemployee Director who is removed from the Board for cause shall expire on the date of such removal. The exercise price of all options granted pursuant to this paragraph 12 shall be the fair market value of the Company's Common Stock on the date of grant.

                       c. Election to Board of Directors between Annual Meetings. Any person who initially becomes a Nonemployee Director at any time other than on the date of an Annual Meeting of Shareholders shall automatically be granted options exercisable for 2,500 shares of Common Stock for each full and partial year of the term to which such Nonemployee Director is elected. Vesting and other terms of such options shall be as set forth elsewhere in this paragraph 12.

                       d. Stock  Splits.  Notwithstanding  anything  in the
                  Plan to the contrary, the number of options to be granted pursuant to paragraphs 12(a) and 12(c) shall not be adjusted for forward stock splits or similar occurrences which are effected during the year ending December 31, 1996, provided that options granted pursuant to paragraphs 12(a) or 12(c) prior to the effective date of any such occurrence shall be subject to adjustment in the same manner as other options granted pursuant to the Plan.

                       e. Limitation on Amendment.  This paragraph 12 shall
                  not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

Recommendation


         The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend paragraph 12 of the 1995 Option Plan as described above.

                                PROPOSALS 4 TO 9

             AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting amendments to the Articles of Incorporation of the Company (the "Articles") which amendments are incorporated into the Amended and Restated Articles of Incorporation of the Company (the "Amended and Restated Articles"). The separate amendments to the Company's Articles are set forth below for separate vote by the shareholders. The information contained in this Proxy Statement with respect to the proposed amendments to the Articles is qualified in its entirety by reference to the text of the Amended and Restated Articles, which are attached hereto as Exhibit A and are incorporated herein by reference.

         Some of the amendments to the Company's Articles set forth below reflect changes allowed or required by the new Arizona Business Corporation Act (the "ABCA"), which the Arizona legislature has adopted effective January 1, 1996. The new ABCA replaces in its entirety the former corporations statute. The proposed amendments which conform certain statutory references with appropriate sections of the ABCA, or reflect changes allowed by the ABCA, are identified below.

         If any or all of the proposed amendments to the Articles are approved, the appropriate officers of the Company will execute and file with the Arizona Corporate Commission an Amended and Restated Articles of Incorporation reflecting such amendments and other documents as are necessary to effect the amendment and restatement of the Articles.

                   POTENTIAL ANTI-TAKEOVER EFFECTS OF CERTAIN
         PROPOSED AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

         Although neither the Board of Directors nor the management of the Company is aware of any actual or threatened change in control of the Company, Proposals 4 through 9 under "Matters to be Considered at the Company's Annual Meeting" may discourage certain types of activity that in the future might involve an actual or threatened change in control.

         Proposal 4 could have certain anti-takeover effects. For example, although the Company has no present intent to do so, shares of Common Stock could be issued by private placement or public offering, or rights to purchase such shares could be issued to create voting impediments to or to frustrate persons seeking to effect a takeover or otherwise to gain control of the Company. In addition, the proposed amendment, together with the staggered terms of the directors, could discourage an attempt by a person to acquire control of the Company by a tender offer or other means. It could therefore deprive shareholders of the benefit that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. The Board of Directors is not aware of any present effort to gain control of the Company.

         Proposals 5 through 7 make it more difficult and time-consuming to change majority control of the Board of Directors of the Company and thus reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company that does not contemplate the acquisition of all of the Company's outstanding shares at a fair price, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

         In a public corporation such as the Company, third parties can accumulate substantial stock positions and then use their stock positions to force a restructuring, merger or consolidation of that corporation or to force the corporation to repurchase the third parties' stock at a premium. Such actions are often taken without advance notice to or consultation with the board of directors or management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that the corporation will implement their proposals. If the corporation resists the efforts to obtain representation on the corporation's board, such third parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board. These contests can be a prelude to a third party's takeover attempt of the corporation. In some cases, the third party may not be interested in taking over the corporation, but uses the threat of a proxy fight or takeover bid as a means of forcing the corporation to repurchase the third party's holdings at a substantial premium over market price.

         The Board of Directors of the Company believes that the threat of removal of the Company's directors in such situations would curtail the Board's ability to negotiate effectively with such persons. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company that may ultimately be undertaken.

         The adoption of Proposals 5 through 7 by the shareholders of the Company would have the effect of making it more difficult to change the composition of the Board of Directors and therefore help to assure the continuity and stability of the Company's management and policies. A classified Board of Directors upon which directors serve three-year terms, when coupled with a provision prohibiting removal of directors except for "cause", requires at least two annual shareholder meetings in order to effect a change in control of the Board. Currently, a change in control of the Board of Directors could be effected at one shareholder meeting.

         By stabilizing the composition of the Board of Directors, the proposed amendments are designed to encourage any person who might seek to acquire control of the Company to consult first with the Company's Board of Directors and to negotiate the terms of any proposed business combination or tender offer. The Board of Directors believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Board of Directors to assure that all of the Company's shareholders are treated fairly.

         Takeovers or changes in the Company's directors that are proposed and effected without prior consultation and negotiation with the Company's Board of Directors may not necessarily be detrimental to the Company and its shareholders, and the adoption of the proposed amendments could discourage or frustrate future attempts to acquire control of the Company that are not approved by the incumbent Board of Directors, but which a majority of shareholders might deem to be in their best interests. To the extent that the proposed changes enable the Board of Directors to resist a takeover or change of control of the Company, they would have the effect of enhancing the tenure of the existing Board of Directors. The proposed amendments could also render more difficult or discourage a merger, tender offer, proxy contest, or assumption of control of the Company by a large shareholder or group of shareholders. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a corporation's stock. In addition, accumulations of stock through market purchases for the purpose of acquiring control may cause the market price of the stock to reach levels that are higher than would otherwise be the case. The proposed amendments may discourage such purchases, particularly those for less than all of the Company's shares, and may therefore deprive holders of the Company's stock of the opportunity to sell their stock at a temporarily higher market price. However, the Board of Directors feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of the proposed amendments.

         Proposal 8 may also have certain anti-takeover effects. The requirement that special meetings of shareholders may only be called by shareholders at the request in writing of shareholders owning 50% or more of the Company's issued and outstanding capital stock makes it difficult for shareholders to call a special meeting unless a high percentage of holders of the Company's shares request the meeting.

         In addition to the anti-takeover effects described herein, there are anti-takeover provisions applicable to all Arizona corporations under Arizona law. Protections under the Arizona Corporate Takeover Act (the "ACTA") include,without limitation, anti-greenmail provisions, restrictions on increasing compensation to officers or directors during a tender offer, disclosure requirements and potential voting restrictions for control share acquisitions, and restrictions on engaging in business combinations with certain significant shareholders. The anti-greenmail provisions of the ACTA prohibit a company from purchasing any shares of capital stock from any beneficial owner of more than 5% of the voting power of the company (a "5% Owner") at a per share price in excess of the average market price (during the 30 trading days prior to the purchase) unless the 5% Owner beneficially owned his or her shares for three years or more, the purchase is approved by the company's shareholders (excluding the 5% Owner) or the company makes an offer of at least equal value on a per share basis to all holders of shares of such class or series (including holders of any class or series in which the shares may be converted).

         The ACTA also contains a provision which generally provides that if any person or group of persons (an "Acquiring Person") acquires shares of an issuing public company that, when added to all other shares of the company beneficially owned by the Acquiring Person, entitles the Acquiring Person immediately to exercise or direct the exercise of a percentage of the company's voting power that has increased above certain specified levels (20%, 33 1/3% or 50%) of the shares of the company (a "Control Share Acquisition"), then the Acquiring Person will not have the right to vote the shares in excess of that level, except for the election of directors. In addition, within ten (10) days after a Control Share Acquisition, an Acquiring Person is required to deliver to the company an information statement containing certain information about the Acquiring Person. The Acquiring Person must also include in the information statement a good faith estimate of the range of voting power, described above, that resulted or would result from the Control Share Acquisition. In the event that an Acquiring Person has entered into a definitive financing agreement pursuant to which the Acquiring Person would obtain the necessary third-party funds to finance the Control Share Acquisition, the Acquiring Person may require the Company to call a special meeting of the Company's shareholders for the purpose of considering the voting rights to be accorded the shares acquired by the Acquiring Person. The Acquiring Person may require the company to call a special meeting of the company shareholders for the purpose of considering the voting rights to be accorded to the shares acquired by the Acquiring Person.

         The ACTA also contains a provision which prohibits a company from engaging in a business combination (as defined in the ACTA) or authorizing any subsidiary to engage in any business combination with an Interested Shareholder (as defined below) for a period of three years after the date that the Interested Shareholder first acquired the shares of common stock that qualify him or her as an Interested Shareholder, unless either the business combination or the Interested Shareholder's acquisition of shares is approved by a committee of the company's board of directors before the Interested Shareholder first acquired the shares that qualify such shareholder as an Interested Shareholder. The ACTA defines an "Interested Shareholder" as any person that either (a) beneficially owns 10% or more of the voting power of the outstanding shares of the company or (b) is an affiliate or associate of the company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of the outstanding shares of the company together with such persons, affiliates and associates. In addition to the three-year prohibition described above, a company may not engage in any business combination or authorize any subsidiary to engage in any business combination with an Interested Shareholder or affiliate or associate of an
Interested Shareholder after such three-year period unless the business combination is approved by the company's shareholders, excluding the Interested Shareholders, at a meeting called after such three-year period, or unless the business combination satisfies certain statutory requirements.

         Although Arizona corporations may opt out of any or all of the provisions of the ACTA by amending their articles of incorporation, the Board has not proposed to so amend the Company's Articles. The ACTA is set forth at Arizona Revised Statutes ss.10-2701 et seq.

         The Company does not presently intend to propose anti-takeover measures in future proxy solicitations and does not consider the proposed amendments to be part of any plan to establish a series of such measures.

                                   Proposal 4

             Increase in Number of Authorized Shares of Common Stock

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting a proposed amendment to the Articles to effect an increase in the number of shares of the Company's Common Stock, having no par value, from 20,000,000 shares to 75,000,000 shares. The amendment will not affect the present amount of authorized preferred stock (10,000,000 shares). The number of shares of Common Stock issued as of April 26, 1996 was 15,259,673 (which includes 47,462 shares of treasury stock) and an additional 935,000 and 337,607 shares were as of that date available for issuance under the 1995 Option Plan and the 1993 Option Plan, respectively, reflecting the previous issuance of 65,000 shares of Common Stock upon exercise of options granted under the 1995 Option Plan and 262,393 shares of Common Stock upon exercise of options granted under the 1993 Option Plan, respectively. A total of 1,685,000 shares will be available for issuance under the 1995 Option Plan if Proposal 2 is adopted at this meeting.

         The additional shares of Common Stock for which authorization is sought are necessary, in part, in light of the reduction in the number of available authorized shares resulting from the two-for-one stock split effected in the form of a 100% stock dividend effective January 16, 1996, and the increase in the number of shares of Common Stock available for grant under Plan by 750,000, which is submitted as Proposal 2 in this Proxy Statement.

         The additional shares of Common Stock for which authorization is sought would be identical to the presently authorized shares of the Company's Common Stock. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

         If approved, the increased number of authorized shares of Common Stock will be available for use from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Arizona law or the rules of any national securities exchange or automated quotation system on which the
Common Stock of the Company is at the time listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions. Such transactions could include, without limitation, payment of stock dividends, subdivision of outstanding shares through stock splits, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans. The Board of Directors does not intend to issue any Common Stock to be authorized under this proposed amendment except upon terms that the Board deems to be in the best interests of the Company and its shareholders.


         The Board of Directors of the Company has approved a two-for-one stock split to be effected in the form of 100% stock dividend to be paid as promptly as practicable after the annual meeting, subject to approval of this Proposal 4. Upon completion of the split, approximately 30.4 million shares of Common Stock will be outstanding.

         The increase in the number of shares of the Company's Common Stock outstanding as a consequence of the proposed stock split and the resulting decreased price level may encourage interest in the Company's Common Stock and possibly promote greater liquidity for the Company's shareholders. The Board believes that the proposed stock split can make the Common Stock more attractive to investors than it is at current market prices, create a broader market for the stock, increase investor interest in the stock and thereby encourage future growth in the value of the stock. There can, however, be no assurance that the foregoing effects will occur or that the per share price level of the Common
Stock immediately after the proposed stock split will be maintained for any period of time.

         The number of shares available for issuance upon exercise of stock options under the 1995 Option Plan is automatically adjusted for stock splits, as is the exercise price and number of shares issuable upon exercise of outstanding options. Implementation of the split will similarly affect the 1993 Option Plan. See "Proposal 2."


         For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-takeover Effect of Certain Proposed Amendments to the Company's Articles of Incorporation."

         The text of the amendment is set forth in Article 4 of the Amended and Restated Articles.

Recommendation

         The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Articles to increase the number of shares of Common Stock the Company has authority to issue from 20,000,000 shares to 75,000,000 shares.

                                   Proposal 5

             Increase Maximum Number of Directors from Seven to Nine

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting a proposed amendment to the Articles to increase the maximum number of members of the Board of Directors from seven to nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors, which amendment is set forth in Article 5 of the Amended and Restated Articles.

         The Bylaws of the Company currently provide for a minimum of three and a maximum of seven directors. The Articles provide that the Directors may set the exact number of Directors from time to time without shareholder approval.

However, the Board of Directors considers it advisable to move this provision from the Bylaws to the Articles and solicit shareholder approval of this increase because the increase gives the Company the opportunity to include additional qualified Board members from whom the Company may benefit in the future. The Company intends to add at least one additional nonemployee director, subject to identification of suitable candidates for Board membership. The addition of one director would trigger the Board classification described in Proposal 6. An increase in the maximum size of the Board of Directors to nine members allows the classification of the Board of Directors into three classes and the staggering of Board terms described in Proposal 6, and this Proposal 5 may therefore have indirect anti-takeover effects.

         For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-Takeover Effect of Certain Proposed Amendments to the Company's Articles of Incorporation".

         The text of the amendment is set forth in Article 5 of the Amended and Restated Articles.

Recommendation

         The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Articles to increase the maximum number of members of the Board of Directors from seven to nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

                                   Proposal 6

                Classified Board of Directors and Staggered Terms


         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting a proposed amendment to the Articles to add a provision to allow the Board of Directors to provide for the classification of the Board of Directors of the Company into classes of directors with staggered terms, which amendment is set forth in
Article 5.1 of the Amended and Restated Articles.

         In addition to providing for the classification of the Board of Directors of the Company into classes of directors with staggered terms, the Articles also provide that preferred stock directors, if any, will be divided into classes only if the Articles or resolutions designating such preferred stock so provide. The Amended and Restated Articles generally provide that the Board of Directors may be divided into up to three classes of directors, each of which shall consist of at least three directors, divided as equally as possible. The terms of such classified directors will be staggered.

         The Articles and Bylaws of the Company do not currently provide for classification of directors or staggered terms. Section 10-806 of the new ABCA provides that a Board of Directors may be divided into two, three or more evenly-divided groups of three or more directors with staggered terms. The prior ABCA had more restrictive provisions than the new ABCA.

         The Board of Directors believes that a staggered Board of Directors, among other things, would help to assure the continuity and stability of the Company's management, policies and long-term business plans, since a majority of directors will have prior experience as directors of the Company.

         For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-Takeover Effect of Certain Proposed Amendments to the Company's Articles of Incorporation".

         The text of the amendment is set forth in Articles 5.1 and 5.2 of the Amended and Restated Articles.

Recommendation

              The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Articles add a provision to allow for the classification of the Board of Directors of the Company into classes of directors with staggered terms.

                                   Proposal 7

                       Removal of Directors Only For Cause

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting a proposed amendment to the Articles to provide for removal of directors only for cause, which amendment is set forth in Article 6 of the Amended and Restated Articles.


         The current Articles do not address the removal of directors. Section 10-808 of the new ABCA provides that shareholders are able to remove directors with or without cause unless the articles of incorporation provide that the directors may be removed only for cause. Therefore, the shareholders may remove directors with or without cause unless or until the articles of incorporation provide for removal only for cause. The prior ABCA required that shareholders be permitted to remove directors with or without cause, and did not allow a provision in the articles of incorporation providing that directors may be removed only for cause.


         In addition to providing for the removal of directors only for cause, the amendment provides that no director shall be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. The Amendment also provides that the removal of directors is subject to the rights, if any, of holders of preferred stock.

         The proposed amendment, if adopted, will make it more difficult for a dissident shareholder to remove all incumbent directors without cause and to elect a new Board of Directors comprised of that shareholder's nominees at the same meeting of shareholders. If the proposed amendment is not adopted, in the event the Company has a classified Board of Directors, as provided for in Proposal 6, the dissident shareholder could then gain control of the Board of Directors in less time than it would ordinarily take to replace a classified Board of Directors, thereby circumventing the protections a classified board would offer to the Company.

         For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-Takeover Effect of Certain Proposed Amendments to the Company's Articles of Incorporation".

         The text of the amendment is set forth in Article 6 of the Amended and Restated Articles.

Recommendation

         The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Articles to provide for removal of directors only for cause.

                                   Proposal 8

                        Special Meetings of Shareholders

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting, an amendment to the Articles which revises a provision concerning special meetings of the shareholders.

              The Bylaws of the Company currently provide that "Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute or by the Articles of Incorporation may be called by the President and shall be called by the President or Secretary at the request in writing of shareholders owning a majority amount of the entire capital shares of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting." The amendment provides that "Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning 50% or more in amount of the capital stock issued and outstanding and entitled to vote.

Special meetings of the shareholders may not be called by any other person or persons. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of such meeting."

         The amendment moves the provision from the Bylaws to the Articles and revises the provision to provide for the calling of special meetings by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to resolutions approved by the majority of the whole Board of Directors or at the request in writing of shareholders owning 50% or more an amount of the capital stock issued and outstanding and entitled to vote. The amendment does not change the majority shareholder requirements set forth in the current Bylaws, but allows the directors and management more flexibility in calling such meetings.

         Although   the  proposed   amendment   does  not  change  the  majority
shareholder requirement set forth in the current Bylaws, such majority shareholder requirement may not have been effective prior to the January 1, 1996 effective date of the new ABCA. Section 10-028 of the prior ABCA provided that "Special meetings of the shareholders may be called by the Board of Directors, the holders of not fewer than 1/10th of all the shares entitled to vote at the meeting, or such other persons as may be authorized in the Articles of Incorporation or the Bylaws". Section 10-702 of the new ABCA provides that a special meeting only may be called by the Board of Directors or the person or persons authorized to do so by the Articles of Incorporation or the Bylaws. The new ABCA no longer entitles holders of 10% of the outstanding shares to call a special meeting.

         For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-Takeover Effect of Certain Proposed Amendments to the Company's Articles of Incorporation".

         The text of the amendment is set forth in Article 6 of the Amended and Restated Articles.

Recommendation

         The Board of Directors unanimously recommends that the shareholders vote for approval of this proposal to amend the Articles to provide that special meetings of shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or shareholders owning 50% or more of the Company's issued and outstanding capital stock.

                                   Proposal 9

                                Other Amendments

         The Board of Directors has declared advisable and directed that there be submitted to the shareholders of the Company at the meeting certain other proposed amendments to the Articles which primarily are intended to conform the Articles to current Arizona law and to delete obsolete or superfluous provisions. The proposed amendments set forth in this Proposal 9 are not otherwise intended to modify the Articles substantially. The amendments include the following:

         (a) Removing the designations of the Company's Non-Voting Convertible Class A Preferred Stock, having no par value (the "Class A Preferred Stock") from the Articles.

         Pursuant to the Articles, of the 10,000,000 shares of the Company's authorized preferred stock, there are 1,265,000 shares designated as Class A Preferred Stock. The Articles entitled the holders of such Class A Preferred Stock to convert each share of Class A Preferred Stock into one share of voting Common Stock of the Company upon satisfaction of certain conditions. All of the shares of the Class A Preferred Stock were converted into Common Shares by the holders thereof in April 1995. No such shares are currently outstanding.

         The  proposed   amendment  would  delete  from  the  Articles  obsolete
designations of the Class A Preferred Stock (and references thereto) which have no present relevance for the Company.

         (b) Revising a provision concerning the Board of Director's authority to issue preferred stock to conform such provision with Arizona law.

         The Articles currently provide in Article V that "Pursuant to the provisions of Section 10-016(D) of the Arizona Revised Statutes, the Board of Directors shall have the authority to determine the series, designations, preferences, privileges and voting powers of all other shares of preferred stock (consisting of the remaining Eight Million Seven Hundred Thirty-Five Thousand (8,735,000) shares of preferred stock which are not designated herein as convertible Class A preferred stock and the restrictions and qualifications thereof, to the extent that the same are not fixed and determined by the provisions hereof." The Board of Directors has proposed the language in Article
4.1 to remove the reference to Section 10-106(D) of the prior ABCA, to delete obsolete references to the Class A Preferred Stock described above, and update language of the provision.

         The text of the Amendment is set forth in Article 4.1 of the Amended and Restated Articles.

         (c) Revising a provision concerning director liability to conform to Arizona law.

         The Articles currently provide in Article VI that "Except for any representations, warranties, covenants, obligations or liabilities agreed to, or assumed by, a Director under contract or other legally binding agreement, a Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchases of its capital stock; (iv) for any transaction from which the Director derived any improper personal benefit; or (v) for a violation of Arizona Revised Statutes Section 10-041. If the Arizona Revised Statutes are amended after adoption of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Revised Statutes, as so amended."

         The proposed amendment removes the first clause from the provision in the current Articles because it is superfluous, corrects the reference to a section of the old ABCA, and conforms to the new statutory language. The deletion of the above clause is not intended to enlarge the liability of any person.

         The text of the Amendment is set forth in Article 14 of the Amended and Restated Articles.

         (d) Deleting a provision from the current Articles which provides that shares may be issued for cash, services or property as determined by the Board.

         Article V of the current Articles provides that "Subject to the provisions hereof, the shares of this corporation may be issued for cash, services or property, upon such conditions and terms as may be determined by the Board of Directors, who shall have full power and authority to fix the value of the property or services for which shares may be issued and whose valuations shall be conclusive, and the shares so issued shall be fully paid and non-assessable."

         The proposed amendment would delete from the Articles a provision which the Board of Directors considers superfluous. The amendment is not intended to limit the powers of the Company or the Board of Directors with respect to the issue of shares.

         (e) Deleting a provision from the current Articles which allows the Board to cause the Company to purchase its own shares.

         Article V of the current Articles provides that "The Board of Directors may from time to time cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation."

         The proposed amendment would delete from the Articles a provision which the Board of Directors no longer considers to be applicable in light of the new ABCA. The amendment is not intended to limit the ability of the Company to purchase its own shares.

         (f) Deleting a provision from the current Articles which provides for a private property exemption.

         Article IX of the current Articles provide that "The private property of the shareholders, directors and officers of this corporation shall be forever exempt from corporate debts and liabilities."

         The proposed amendment would delete from the Articles a provision which the Board of Directors considers superfluous. The amendment is not intended to subject the property of any person to corporate debts or liabilities.

Recommendation

         The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Articles to revise certain other provisions of the Articles, primarily to conform the Articles to current Arizona law and to delete obsolete or superfluous provisions.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1996. It is the Company's policy not to recommend to the security holders an independent auditor for election, approval or ratification. Arthur Andersen LLP's representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Arthur Andersen LLP has audited the Company's financial statements since November 30, 1994.

         Semple & Cooper, P.L.C. was dismissed as the Company's independent auditors to audit the Company's financial statements on November 30, 1994. On this same date, Arthur Andersen LLP became the Company's independent auditors to audit the Company's financial statements. For the Company's fiscal years ended December 31, 1992 and 1993, Semple & Cooper, P.L.C.'s accountant's report on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The Company's decision to change accountants was approved by the Board of Directors. During the Company's fiscal years ending December 31, 1992 and 1993 respectively, and through November 30, 1994, there were no disagreements on any matter of accounting principles or practices, financial disclosures or auditing scope or procedure. The Company has authorized Semple & Cooper, P.L.C. to respond fully to inquiries of Arthur Andersen LLP.

         During the months prior to engaging Arthur Andersen LLP, the Company consulted with Arthur Andersen LLP regarding restatement of the Company's prior periods' financial statements described in Notes 14, 5 and 5 in the Company's amended filings on Form 10-KSB/A relating to the year ended December 31, 1993, Form 10-QSB/A relating to the quarter ended March 31, 1994 and Form 10-QSB/A relating to the quarter ended June 30, 1994, respectively. The reasons for the restatements are set forth below. Based on facts provided by the Company and Semple & Cooper, P.L.C. to Arthur Andersen LLP, Arthur Andersen LLP stated orally that they agreed with the Company's conclusions relative to the restatements. Semple & Cooper, P.L.C. was also consulted relative to the restatements and concurred with the conclusions.

         The Company's consolidated financial statements for the year ended December 31, 1993 were restated to correct various errors. The restatement consisted of recording a liability for incurred but not reported health insurance claims payable in the amount of $20,175 as of December 31, 1993; reducing a receivable for a workers' compensation dividend by the amount of $65,665; recording a deferred tax asset at the time of the acquisition of TPG in the amount of $67,010 arising from a covenant not-to-compete carried forward for tax purposes, but not for book purposes; and to correct the tax accrual for the above items. The effect of the restatement was to decrease net income for 1993 by $50,107, inclusive of income tax expense increases of $29,932. The income tax effect is comprised of a decrease in income tax expense of approximately $9,000 from the accrued insurance claims deduction, and an increase in income tax expense of approximately $39,000 for correction of an error relating primarily to the non-deductibility of goodwill. The decrease in net income represents a $.02 and $.01 per share decrease in primary and fully diluted earnings per share, respectively. The corrections are summarized as follows:

                                                                         Purchase
                                                                           Price                  Income
                                                                         Goodwill                Statement
                                                                        Adjustment                Effect
                                                                     ------------------     -----------------


- -  Incurred but not reported health insurance claims payable           $       -              $    (20,175)
- -  Workers' compensation dividend receivable reduction - The               65,665
   Prescott Group, Inc.
- -  Covenant not-to-compete - deferred tax asset - The Prescott            (67,010)                    -
   Group, Inc.
- -  Income tax effect as of December 31, 1993                                  -                   (29,932)
                                                                     -------------------    -----------------
                                                                      $    (1,345)           $    (50,107)
                                                                     ===================    =================

         The Company's consolidated financial statements for the three months ended March 31, 1994 were restated (1) to correct errors in the Company's December 31, 1993 financial statements and (2) to increase tax expense and reduce net income by $28,779 to treat goodwill amortization as non-deductible for tax purposes and to increase the Company's effective tax rate. The impact of the 1993 restatement on the March 31, 1994 balance sheet was to reduce retained earnings by $50,107, reduce long-term deferred tax liability by $42,150, reduce current assets by $48,915, increase current liabilities by $41,997 and increase other assets by $1,345. The decrease in net income did not change the previously reported earnings per share.

         The Company's consolidated financial statements for the six months ended June 30, 1994 were restated (1) to correct errors in the Company's December 31, 1993 financial statements and (2) to increase tax expense and reduce net income by $30,212 to treat goodwill amortization as non-deductible for tax purposes and to increase the Company's effective tax rate. The impact of the 1993 restatement on the June 30, 1994 balance sheet was to reduce retained earnings by $50,107, reduce long-term deferred tax liability by $42,150, reduce current assets by $48,915, increase current liabilities by $41,997 and increase other assets by $1,345. The decrease in net income did not change the previously reported earnings per share.

         The financial statement errors occurred, and were discovered as follows:

         - Regarding the incurred but not reported (IBNR) insurance claims payable. When the health insurance policy in question was first reviewed, and after speaking to representatives of the insurance agency to gain an understanding of how the policy worked, the Company's management and Semple & Cooper, P.L.C. concluded that the policy was a cash basis policy with all aspects of the policy ending on December 31 of each year, therefore requiring no IBNR liability at year end. After experience with the plan, management realized that the previous conclusions were correct from the insurance company's point of view, but also realized that an IBNR liability was required to properly state the Company's financial statements and brought this to the attention of Semple & Cooper, P.L.C.

         - Regarding the two adjustments to goodwill relating to The Prescott Group, Inc. acquisition. These were inadvertent offsetting errors in the acquired company's beginning balance sheet. Late in 1994 management raised several questions with respect to the treatment of the two items mentioned above, and upon further research by Semple & Cooper, P.L.C. it was concluded that these two items had not been handled correctly in the acquired Company's financial statements.

         - Regarding income tax accounting for goodwill. Management had been accounting for goodwill as a non-deductible item. During the 1993 audit the Company was informed by its auditors that the rules relating to the goodwill had changed and that goodwill relating to the Company's acquisitions were deductible for tax purposes. This was based on Semple & Cooper, P.L.C.'s preliminary tax research which included reviewing the Committee Reports for the pending tax Act as it related to deductibility of goodwill. The final wording in the Act excluded stock purchases which was the format in which the ESI acquisitions were structured. The Company treated goodwill as deductible in its 1993 year end and first two quarters of 1994 financial statements. During preliminary discussions with Arthur Andersen LLP it came to light that the tax code changes did not apply to the Company's acquisitions and that the goodwill was in fact not deductible. Semple & Cooper, P.L.C. after further research concurred.

         The Company also consulted with Arthur Andersen LLP regarding accounting for the Company's investment in ESEI. It is the Company's opinion that the results of operations for ESEI should be consolidated because the Company will have a majority profit sharing interest in and will control the operations of ESEI. Based on facts provided by the Company and Semple & Cooper, P.L.C., Arthur Andersen LLP concurred with the Company's proposed accounting treatment. Semple & Cooper, P.L.C. was also consulted about this matter and they also concurred with the Company's proposed accounting treatment.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                              SHAREHOLDER PROPOSALS


         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for the fiscal year ending December 31, 1996 must be received by the Company no later than January 21, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a shareholder wishes to present to the Company an item for consideration as an agenda item for a special meeting, the shareholder must give reasonable notice to the Secretary and give a brief description of the business desired to be discussed.


May 15, 1996                                              THE BOARD OF DIRECTORS

                                    EXHIBIT A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            EMPLOYEE SOLUTIONS, INC.



              1. Name. The name of the corporation is Employee Solutions, Inc. (the "Corporation").

              2. Purpose. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

              3. Initial Business. The business initially conducted by the Corporation was the leasing employees to professional and non-professional businesses.

              4. Authorized Capital. The Corporation shall have authority to issue 85,000,000 shares, consisting of 75,000,000 shares of Common Stock, having no par value (the "Common Stock") and 10,000,000 shares of preferred stock, having no par value (the "Preferred Stock").

              4.1 Preferred Stock. The board of directors is authorized, subject to limitations prescribed by law and these Articles of Incorporation, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Arizona, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including, without limitation, any rights of such series with respect to the election of directors.

              5. Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one director nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

              5.1 Classification and Terms of Directors. In the event the size of the Board of Directors is fixed at six to eight directors, the directors shall be divided into two classes designated Class I and Class II. In the event the size of the Board of Directors is fixed at nine directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of at least three directors, and, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors in the case of six to eight directors, and one-third of the total number of directors constituting the entire Board of Directors in the case of nine directors. The Board of Directors shall have discretion to assign individual directors among the classes so created, taking into account such factors as it deems relevant. The term of office of Class I directors shall expire at the first annual shareholders' meeting following their election, the term of office of the Class II directors shall expire at the second annual shareholders' meeting following their election, and the term of office of the Class III directors shall expire at the third annual shareholders' meeting following their election. At each annual meeting of shareholders at which the term of a class of directors expires, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term if there are two classes of directors, and for a three-year term if there are three classes of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, and in any event the size of each class shall be at least three directors. In the event there are three classes of directors and the number of directors is changed to a number less than nine but greater than six, there shall no longer be Class III directors and such directors shall be apportioned among Class I and Class II by the Board of Directors. In the event there are two classes of directors and the number of directors is changed to a number of directors less than six, there shall be no classification or staggered terms of directors. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the whole Board of Directors, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. In the event of a vacancy in any class, such vacancy shall be filled prior to the next meeting of directors. If the vacancy is not so filled, the Board of Directors shall reapportion the classes as described elsewhere in this paragraph 5.1.

              5.2 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the shareholders, the election, term of office, filling of vacancies, nomination, terms of removal and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by such terms.

              6. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 6 as one class. If less than the entire Board is to be removed, a director shall not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

              7. Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning 50% or more in amount of the capital stock issued and outstanding and entitled to vote. Special meetings of the shareholders may not be called by any other person or persons. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of such meeting.

              8. Known Place of Business. The known place of business of the Corporation is 2929 East Camelback Road, Suite 220, Phoenix, Arizona 85016.

              9. Incorporators. The incorporators of the Corporation were Harvey
A. Belfer and Sandy Belfer. The address for both was 3833 North 60th Place, Scottsdale, Arizona 85251. All powers, duties and responsibilities of the incorporators ceased at the time of delivery of the original Articles of Incorporation to the Arizona Corporation Commission for filing.

              10. Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except for liability (i) for the amount of a financial benefit received by a director to which the director is not entitled (ii) for an intentional infliction of harm on the Corporation or the shareholders, (iii) for an intentional violation of criminal law, or (iv) for a violation of Section 10-833 of the Arizona Business Corporation Act. If the Arizona Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as so amended.

              Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. No amendment to the Arizona Revised Statutes that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director for any act, omission or transaction which occurs prior to the effective date of such amendment.

PROXY
                            EMPLOYEE SOLUTIONS, INC.
                       2929 EAST CAMELBACK ROAD, SUITE 220
                             PHOENIX, ARIZONA 85016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Marvin D. Brody and Roy A. Flegenheimer, and each or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Employee Solutions, Inc. held of record by the undersigned on May 10, 1996, at the Annual Meeting of Shareholders to be held on June 26, 1996 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

    The Board of Directors unanimously recommends that the shareholders vote FOR election of the nominees listed below.

    |_| FOR the nominees listed below (except as marked to the contrary below)

    |_| WITHHOLD AUTHORITY to vote for the nominees listed below

    Marvin D. Brody, Harvey A. Belfer, Edward L. Cain, Jr., Robert L. Mueller, Jeffery A. Colby

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.

    ----------------------------------------------------------------------------

    This proxy also grants to the proxy holders the discretionary power to vote the proxy for a substitute nominee in the event any nominee becomes unavailable, to vote the shares represented cumulatively for one or more, but less than all, of the nominees named above if additional persons are nominated for election as directors, and to vote such shares cumulatively for one or more of the nominees named above other than those (if any) for whom authority to vote is withheld.

2. PROPOSAL TO APPROVE AN AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT THEREUNDER BY 750,000 SHARES.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

3. PROPOSAL TO AMEND THE FORMULA GRANT PROVISION OF THE COMPANY'S 1995 STOCK OPTION PLAN AS APPLICABLE TO NONEMPLOYEE DIRECTORS.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

4. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY (THE "ARTICLES") TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 75,000,000 SHARES.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

5. PROPOSAL TO AMEND THE ARTICLES TO INCREASE THE MAXIMUM NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS FROM SEVEN TO NINE DIRECTORS, THE EXACT NUMBER OF DIRECTORS TO BE DETERMINED FROM TIME TO TIME BY RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

6. PROPOSAL TO AMEND THE ARTICLES TO PROVIDE FOR THE DIVISION OF THE BOARD OF DIRECTORS OF THE COMPANY INTO CLASSES OF DIRECTORS WITH STAGGERED TERMS.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

7. PROPOSAL TO AMEND THE ARTICLES TO PROVIDE FOR REMOVAL OF DIRECTORS ONLY FOR CAUSE.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

8. PROPOSAL TO AMEND THE ARTICLES TO ADD A PROVISION CONCERNING CALLING SPECIAL MEETINGS OF SHAREHOLDERS TO ALLOW FOR SPECIAL MEETINGS TO BE CALLED BY THE CHAIRMAN OF THE BOARD, THE CHIEF EXECUTIVE OFFICER OR THE BOARD OF DIRECTORS, OR SHAREHOLDERS OWNING 50% OR MORE OF THE COMPANY'S ISSUED AND OUTSTANDING CAPITAL STOCK.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

9. PROPOSAL TO AMEND THE ARTICLES IN CERTAIN OTHER RESPECTS DESCRIBED IN THE PROXY STATEMENT PRIMARILY TO CONFORM THE ARTICLES TO CURRENT ARIZONA LAW AND TO DELETE OBSOLETE OR SUPERFLUOUS PROVISIONS.

    The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

               |_| FOR          |_|  AGAINST     |_|  ABSTAIN

                       ----------------- ----------------

10. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                       ----------------- ----------------


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                 DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
            IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                     NOMINEES AND FOR PROPOSALS 2 THROUGH 9.

                                             Please sign exactly as name appears
                                             below. When shares are held by more
                                             than one owner,  all  should  sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             a corporation,  please sign in full
                                             corporate   name  by  president  or
                                             authorized     officer.     If    a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person.

                                             Dated:_______________ , 1996
                                             (Be sure to date this Proxy)


                                             __________________________________
                                             Signature


                                             __________________________________
                                             Signature


                                        3